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                                                                   Exhibit 10.11

                        AMENDMENT TO EMPLOYMENT CONTRACT


         This Amendment to Employment Contract, dated March 28, 1998, by and between American Custom Components, Inc., a California corporation ("ACC"), and Michael R. Orton ("Orton").

         WHEREAS, ACC and Orton executed an Employment Contract on October 20, 1997;

         WHEREAS, in order to more accurately reflect the terms of the agreement between the parties, ACC and Orton desire to amend the terms of the Employment Contract as follows:

         1. Article 4: Compensation of Employee, Paragraph 4.3 shall be restated as follows:

                  "In addition to the compensation set forth herein and as agreed to between Orton and the Board of Directors of ACC in July 1997, ACC agrees to grant to ORTON, said grant to take place within thirty
         (30) days of the commencement of his employment, an option to purchase ONE HUNDRED THOUSAND SHARES (100,000) of ACC common stock at the price of $.01 per share."

         2. Article 4: Compensation to Employee, Paragraph 4.4 shall be deleted in its entirety.

         All other provisions of the Employment Contract shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment to Employment Contract as of the date first above written:


American Custom Components, Inc.
a California corporation


  By: /s/ Martin Tony Walk                             By: /s/ Michael Orton
-------------------------------                      ---------------------------
Martin Tony Walk, CEO                                Michael Orton